            As filed with the Securities and Exchange Commission on May 17, 2002
                                             Registration No. 333-______________

================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                    UNDER THE
                             SECURITIES ACT OF 1933

                         CONNECTICUT WATER SERVICE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          CONNECTICUT                                4941                           06-0739839
(State or Other Jurisdiction of          (Primary Standard Industrial      (IRS Employer Identification
        incorporation)                   Classification Code Number)                  Number)

                               93 WEST MAIN STREET
                           CLINTON, CONNECTICUT 06413
                                 (860) 669-8636

          (Address, Including Zip Code, and Telephone Number, including area code, of Registrant's Principal Executive Offices)

                            ------------------------

                         CONNECTICUT WATER SERVICE, INC.
                            PERFORMANCE STOCK PROGRAM
                              (Full Title of Plan)

                            ------------------------

                      David C. Benoit                        Copy to:   Timothy L. Largay, Esq.
              Connecticut Water Service, Inc.                              Murtha Cullina LLP
                    93 West Main Street                                  CityPlace, 29th Floor
                Clinton, Connecticut 06413                                 185 Asylum Street
                      (860) 669-8630                                  Hartford, Connecticut 06103
 (Name, Address, Including Zip Code, and Telephone Number,             Telephone  (860) 240-6017
        Including Area Code, of Agent For Service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum          Proposed maximum aggregate
  Title of each class of         Amount to be          offering price per                  offering                     Amount of
securities to be registered       Registered                share (3)                       price                   registration fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, Without Par     250,000 shares(2)             $28.185                    $7,046,250.00                    $648.26
         Value(1)

(1) This Registration Statement also pertains to Preference Share Purchase Rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.

(2) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock and Rights as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Based upon the average of the high and low prices reported for the Common Stock in the Nasdaq National Market System on May 14, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          This Registration Statement relates to 250,000 additional shares of common stock, without par value, of Connecticut Water Service, Inc. (the "Company") to be issued pursuant to awards and options granted under the Connecticut Water Service, Inc. Performance Stock Program to eligible employees of the Company or its subsidiaries, including certain employees who are Directors of the Company. Pursuant to General Instruction E to Form S-8, the contents of (1) the Registration Statement on Form S-8, File No. 33-49058, filed by the Company on June 30, 1992, and (2) the Registration Statement on Form S-8, File No. 333-94525, filed by the Company on January 12, 2000, are each hereby incorporated herein by reference and made a part hereof, except to the extent that such contents are modified or superseded hereby.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

     (b) The Company's Proxy Statement dated March 19, 2002 for the Connecticut Water Annual Meeting of Shareholders held on April 26, 2002;

     (c) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2002, filed on May 14, 2002;

     (d)  The Company's current report on Form 8-K filed on May 8, 2002;

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above;

     (f) The description of the Company's Common Stock which is contained in its registration statement filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description; and

     (g) The description of the Company's Preference Share Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on September 28, 1998 to register its Preference Share

          Purchase Rights pursuant to Section 12(g) of the 1934 Act, including any amendments or reports filed for purposes of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Certain information contained in this registration statement summarizes, is based upon, or refers to, information contained in one or more exhibits to this Registration Statement. Accordingly, the information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 33-771 of the Connecticut Business Corporation Act as amended requires indemnification of directors, officers and others under certain circumstances.

         Articles Fifth and Sixth of the Amended and Restated Certificate of Incorporation, as amended, of the Registrant (see Exhibit 3.1 filed herewith and incorporated by reference herein) provide for indemnification of directors, officers and other persons as follows:

         FIFTH: The personal liability of any person who is or was a Director of the Corporation to the Corporation or its shareholders for monetary damages for breach of duty as a Director is hereby limited to the amount of the compensation received by the Director for serving the Corporation during the year or years in which the violation occurred so long as such breach did not (i) involve a knowing and culpable violation of law by the Director, (ii) enable the Director or an associate, as defined in Section 33-840 of the Connecticut General Statutes, to receive an improper personal economic gain, (iii) show a lack of good faith and a conscious disregard for the duty of the Director to the

          Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (iv) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duty to the Corporation, or (v) create liability under
          Section 33-757 of the Connecticut General Statutes. Any lawful repeal or modification of this provision of the Certificate of Incorporation of the Corporation by the shareholders and the Board of Directors of the Corporation shall not adversely affect any right or protection of a person who is or was a Director of the Corporation existing at or prior to the time of such repeal or modification.

          SIXTH: A. The Corporation shall, to the fullest extent permitted by law, indemnify its Directors from and against any and all of the liabilities, expenses and other matters referred to in or covered by the Connecticut Business Corporation Act. In furtherance and not in limitation thereof, the Corporation shall indemnify each Director for liability, as defined in subsection (5) of Section 33-770 of the Connecticut General Statutes, to any person for any action taken, or any failure to take any action, as a Director, except liability that
          (i) involved a knowing and culpable violation of law by the Director,
          (ii) enabled the Director or an associate, as defined in Section 33-840 of the Connecticut General Statutes, to receive an improper personal economic gain, (iii) showed a lack of good faith and a conscious disregard for the duty of the Director to the Corporation under circumstances in which the Director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Corporation, (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the Director's duty to the Corporation, or (v) created liability under Section 33-757 of the Connecticut General Statutes; provided that nothing in this sentence shall affect the indemnification of or advance of expenses to a Director for any liability stemming from acts or omissions occurring prior to the effective date of this Article SIXTH.

          The Corporation shall indemnify each officer of the Corporation who is not a Director, or who is a Director but is made a party to a proceeding in his or her capacity solely as an officer, to the same extent as the Corporation is permitted to provide the same to a Director, and may indemnify such persons to the extent permitted by
          Section 33-776 of the Connecticut General Statutes.

          The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          B. Expenses incurred by a Director or officer of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid for or reimbursed by the Corporation to the fullest extent permitted by law in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall be ultimately determined that such Director or officer is not entitled to be indemnified by the Corporation.

          C. The Corporation may indemnify and pay for or reimburse the expenses of employees and agents not otherwise entitled to indemnification pursuant to this Article SIXTH on such terms and conditions as may be established by the Board of Directors.

          D. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the indemnification of any Director, officer, employee or agent of the Corporation for or with respect to any acts or omissions of such Director, officer, employee or agent occurring prior to such amendment or repeal, nor shall any such amendment or repeal apply to or have any effect on the obligations of the Corporation to pay for or reimburse in advance expenses incurred by a Director, officer, employee or agent of the Corporation in defending any action, suit or proceeding arising out of or with respect to any acts or omissions occurring prior to such amendment or repeal.

          The directors and officers of the Registrant are covered by liability insurance.

         The Registrant has also purchased an insurance policy covering the possible liability of its officers and employees, as well as directors and former directors for any losses or liability they might incur in their positions as administrators of The Connecticut Water Company Employees' Retirement Plan and Trust. The policy, effective until August 31, 2003, has an aggregate annual liability limit of $15,000,000.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.  EXHIBITS(1)

Exhibit No.                Description
-----------                -----------
     3.1          Certificate of Incorporation of Connecticut Water Service,
                  Inc., as amended and restated as of April, 1998 (incorporated by reference from Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

     3.2          Bylaws, as amended, of Connecticut Water Service, Inc.
                  (incorporated by reference from Exhibit 4.2 to the Company's
                  Registration Statement on Form S-8 filed with the Commission on January 12, 2000).

     4.1          Connecticut Water Service, Inc. Amended and Restated
                  Performance Stock Program (incorporated by reference from
                  Exhibit A to the Company's Proxy Statement dated March 19,
                  2002 for the Annual Meeting of Shareholders held on April 26,
                  2002).

     4.2 Rights Agreement, dated as of August 12, 1998, between Connecticut Water Service, Inc. and State Street Bank and Trust Company, which includes the form of the Certificate of Amendment of Certificate of Incorporation with respect to Series A Junior Participating Preference Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preference Stock as Exhibit C (incorporated by reference from Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on September 25, 1998).

     5            Opinion of Murtha Cullina LLP (filed herewith)

     23.1 Consent of Murtha Cullina LLP (included in the opinion filed as Exhibit 5).

     23.2         Consent of Arthur Andersen LLP.

     24           Power of Attorney (See Page 7).

ITEM 9.  UNDERTAKINGS

A.   UNDERTAKING TO UPDATE ANNUALLY

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;)

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING WITH RESPECT TO INCORPORATING SUBSEQUENT 1934 ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING WITH RESPECT TO INDEMNIFICATION OF DIRECTORS, OFFICERS OR CONTROLLING PERSONS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clinton and State of Connecticut on the 17th day of May, 2002.

                                        CONNECTICUT WATER SERVICE, INC.


                                        By: /s/ Marshall T. Chiaraluce
                                            Name: Marshall T. Chiaraluce
                                            Title: Chairman, President and Chief
                                                   Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes Marshall T. Chiaraluce, David C. Benoit, and Michele G. DiAcri, and each of them singly, such person's true and lawful attorneys, with full power to them and each of them to sign for such person and in such person's name and capacity indicated below any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all such amendments.

               SIGNATURE                                   TITLE                                  DATE
               ---------                                   -----                                  ----
/s/ Marshall T. Chiaraluce                   Director, Chairman, President and                May 17, 2002
Marshall T. Chiaraluce                            Chief Executive Officer
(Principal Executive Officer)


/s/ David C. Benoit                                                                           May 17, 2002
David C. Benoit                               Vice President - Finance, Chief
(Principal Financial and                      Financial Officer and Treasurer
Accounting Officer)


/s/ Roger Engle                                          Director                             May 17, 2002
Roger Engle

/s/ Mary Ann Hanley                                      Director                             May 17, 2002
Mary Ann Hanley


/s/ Marcia Hincks                                        Director                             May 17, 2002
Marcia Hincks


/s/ Mark G. Kachur                                       Director                             May 17, 2002
Mark G. Kachur


/s/ David A. Lentini                                     Director                             May 17, 2002
David A. Lentini


/s/ Ronald D. Lengyel                                    Director                             May 17, 2002
Ronald D. Lengyel


/s/ Robert F. Neal                                       Director                             May 17, 2002
Robert F. Neal


/s/ Arthur C. Reeds                                      Director                             May 17, 2002
Arthur C. Reeds


/s/ Lisa J. Thibdaue                                     Director                             May 17, 2002
Lisa J. Thibdaue


/s/ Carol P. Wallace                                     Director                             May 17, 2002
Carol P. Wallace


/s/ Donald B. Wilbur                                     Director                             May 17, 2002
Donald B. Wilbur